Exhibit 99.1

FOR IMMEDIATE RELEASE: February 26, 2007

GEOPETRO RESOURCES COMPANY ANNOUNCES
DRILLING RIG UNDERWAY TO BENGARA-II BLOCK

SAN FRANCISCO, CALIFORNIA, U.S.A., February 26, 2007 – GeoPetro Resources Company (“GeoPetro” or the “Company”) (AMEX:GPR) (TSX: GEP.S) today announced that the drilling rig contracted to drill in the Bengara-II Block has been mobilized and is underway from Jakarta to the East Kalimantan drill site.

Indonesian drilling contractor PT Indo Sichuan Petroleum, who was awarded the turnkey drilling contract (See the Company’s February 20, 2007 press release), has dispatched a land drilling rig for the job.

The rig is rated to drill to a depth of over 13,000 feet and is a new unit fabricated to API specifications near Chengdu, Sichuan Province, China by CNPC Sichuan Petroleum, the parent company of contractor PT Indo Sichuan Petroleum. The rig arrived by sea in Tanjung Priok port of Jakarta from Shanghai last month where it was inspected and cleared through customs. Since then it has been prepared and organized with other related materials and equipment for the Bengara-II 2007 drilling campaign.

The rig and related equipment have now departed Jakarta’s Tanjung Priok port and is at sea aboard barges bound for a remote jungle landing site in the Bengara-II Block near the drillsites. The marine transit time from Jakarta to the landing site is expected to take 7 to 10 days depending upon prevailing weather and sea conditions. The rig is expected to arrive in the Bengara-II Block in March.

In the meantime site preparation and earth works have commenced at both the Bengara-II Block marine rig landing site and also on the Seberaba-#1 drill site, the first of 4 exploration well drill sites planned for 2007. Upon completion of landing the rig and gathering related equipment at the marine landing site, the rig will be transported overland to the Seberaba-#1 site. Deployment of the rig from the marine landing site to the Seberaba-#1 location is expected to take 3 to 4 weeks depending upon weather conditions.

GeoPetro anticipates an April 2007 commencement of drilling operations at the Seberaba-#1 exploration well. Stuart J. Doshi, Chairman, President and CEO commented “the Bengara-II Block lies in the Tarakan Basin where geological conditions are believed to be ideal for sizable petroleum accumulations.  We view the area as significantly under-explored.  Since 1938, only two wells have been drilled on the 900,000 acre Bengara-II Block, one of which resulted in the discovery of the Makapan Gas Field.”

Cautionary Statements

This news release contains forward-looking information.  Statements contained in this news release relating to future results, events and expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties, scheduling, re-scheduling and other factors which may cause the actual results, performance, schedules or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, those described in the Company’s Form S-1 on file with the U.S. Securities and Exchange Commission.

No stock exchange or regulatory authority has approved or disapproved of the information contained herein. GeoPetro’s common shares which trade on the Toronto Stock Exchange contain the “.S” suffix in the trading symbol indicating that the common shares are subject to trading restrictions imposed pursuant to Regulation S under the 1933 Act. In particular, the common shares which trade on the Toronto Stock Exchange may not, for a period of two years from the date of issuance, be offered or sold to persons in the United States or U.S. persons except in transactions exempt from registration under the 1933 Act.  Hedging transactions involving the common shares must not be conducted unless in accordance with the 1933 Act.

For further information please contact:

GeoPetro Resources Company	Telephone: (415) 398-8186
Stuart J. Doshi, President & CEO	E-Mail: sdoshi@geopetro.com